UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2010

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2010, the registrant, and Michael L. Falcone executed an employment agreement effective as of March 29, 2010 pursuant to which Mr. Falcone continues to be employed as Chief Executive Officer. The employment agreement has a term ending on December 31, 2012 and provides for an annual base compensation of $500,000.
The employment agreement contains the following terms and conditions:

• We may terminate the agreement for cause, which includes Mr. Falcone’s gross negligence, intentional misconduct, conviction of a serious crime, breach of certain non-competition restrictions or breach of the duty of loyalty. "Cause" also includes certain violations of the law and certain failures by Mr. Falcone to perform services reasonably requested of him. If we terminate the agreement for cause or Mr. Falcone terminates the agreement for other than good reason (as defined in the Agreement), he will receive his base salary up through the date of termination but no portion of any incentive compensation for the fiscal year.

• Upon termination of the agreement by (i) us without cause, (ii) Mr. Falcone for good reason or (iii) disability, Mr. Falcone is entitled to receive benefits through the date of termination, a cash severance up to $1,000,000 to be paid in four equal quarterly payments beginning on the first day of the first calendar month following the termination date, and any outstanding deferred cash and equity awards will become fully vested.

• Mr. Falcone may terminate the Agreement at any time after July 1, 2011, by providing thirty (30) days written notice. In such event, Mr. Falcone is entitled to receive $500,000 ("Early Termination Compensation"). In the event of termination under this section, Mr. Falcone will not be entitled to any unvested outstanding restricted or deferred share awards, share options or other type of award.

• The agreement provides for a death benefit equal to $1,000,000 in the event of Mr. Falcone's death.

• For a twelve-month period following termination of his employment, Mr. Falcone has agreed not to compete with the company, not to divulge confidential company information, or solicit company employees or customers.

• The agreement requires us to indemnify Mr. Falcone from any and all liability for acts or omissions performed in the course of his employment.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2010, the registrant entered into an employment agreement with Michael L. Falcone, its chief executive officer and president. A brief description of the material terms and conditions of this agreement are set forth above under Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.01 Employment Agreement between Michael L. Falcone and the Registrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

April 1, 2010	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Michael L. Falcone and the Registrant